Exhibit 99.B

BY-LAWS

OF

H&Q LIFE SCIENCES INVESTORS

Revised through September 29, 2004

ARTICLE I

Definitions

The terms “Commission,” “Custodian,” “Declaration,” “Distributor,” “Investment Adviser,” “Majority Shareholder Vote,” “l940 Act,” “Shareholder,” “Shares,” “Transfer Agent,” “Trust,” “Trust Property” and “Trustees” have the respective meanings given them in the Declaration of Trust of H&Q Life Sciences Investors dated February 20, 1992 as amended from time to time.

ARTICLE II

Offices

Section 1.  Principal Office.  Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

Section 2.  Other Offices.  The Trust may have offices in such other places within or without the Commonwealth as the Trustees may from time to time determine.

ARTICLE III

Shareholders

Section 1.  Meetings.  An annual meeting of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.  The initial annual meeting of Shareholders shall take place within 15 months of such time as a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective.  Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called.  Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the

Trustees shall designate.  The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders. Except as otherwise specifically provided in the Declaration of Trust, as amended from time to tome, or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present.

Section 2.  Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed not less than ten (10) days and not more than sixty (60) days before the meeting.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned without further notice.  No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.  Record Date for Meetings or Distributions.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes.

Section 4.  Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Only Shareholders of record shall be entitled to vote.  Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 5.  Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 6.  Action without Meeting.  Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

Trustees

Section 1.  Meetings of the Trustees.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees.  Notice of regular or stated meetings need not be given.  Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any of the Trustees, at the time being in office.  Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled or sent by facsimile to each Trustee at his business address, or personally delivered to him at least one day before the meeting.  Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  A notice or waiver of notice need not specify the purpose of any meeting.  The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.  Participation in a telephone conference meeting shall constitute presence in person at such meeting.  Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings.  Such consents shall be treated as a vote for all purposes.

Section 2.  Quorum and Manner of Acting.  A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees.  In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present.  Notice of an adjourned meeting need not be given.

Section 3. Chairman of the Board. The Trustees may elect or appoint from their own number a Chairman of the Board. The Chairman of the Board, if one be appointed or elected, shall preside at all meetings of the Board of Trustees and shall be ex officio a member of all committees of the Board of Trustees. He or she shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Trustees.

ARTICLE V

Committees and Advisory Board

Section 1.  Executive and Other Committees.  The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees [to hold office at the pleasure of the Trustees,] which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-laws they are prohibited from delegating.  The Trustees may also elect from their own number other Committees from time to time (including an Audit Committee), the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees.

Section 2.  Meeting, Quorum and Manner of Acting.  The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

Section 3.  Advisory Board.  The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members.  Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders.  Members of this Board shall hold office for such period as the Trustees may by resolution provide.  Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees.  The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, said Board being intended merely to act in an advisory capacity.  Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

ARTICLE VI

Officers

Section 1.  General Provisions.  The officers of the Trust shall be a President, a Treasurer, a Secretary and a Chief Compliance Officer, all of whom shall be elected by the Trustees.  The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2.  Term of Office and Qualifications.  Except as otherwise provided by law, the Declaration or these By-laws all officers of the Trust shall hold office at the pleasure of the Trustees.  The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person.  The President shall hold no other office; provided, however, that the President may hold any other office until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust, shall have become effective.  Except as above provided, any two offices may be held by the same person.  Any officer may be but none need be a Trustee or Shareholder.

Section 3.  Removal.  The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees.  Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4.  Powers and Duties of the President.  The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders.  The President shall be the principal executive officer of the Trust, and subject to the control of the Trustees and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust.  He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.  He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.  The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

Section 5.  Powers and Duties of Vice Presidents.  In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees.  Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

Section 6.  Powers and Duties of the Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust.  He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws.  He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.  The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 7.  Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Trustees and of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent.  He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law, and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 8.  Powers and Duties of Assistant Treasurer.  In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer.  The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Trustees.  Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 9.  Powers and Duties of Assistant Secretaries.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

Section 10.  Compensation of Officers and Trustees and Members of the Advisory Board.  Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee. Notwithstanding the foregoing, the compensation of the Chief Compliance Officer shall be fixed from time to time solely by the Trustees.

Section 11. Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer shall be responsible for developing a compliance program that is reasonably designed to prevent violations of applicable securities law and all other relevant laws. The Chief Compliance Officer shall be responsible for the management, administration and enforcement of such compliance program. The Chief Compliance Officer shall have the duties and powers assigned to such officer pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended, or pursuant to any other rule or regulation adopted by the Securities and Exchange Commission that assigns duties or powers to the Chief Compliance Officer.

ARTICLE VII

Fiscal Year

The fiscal year of the Trust shall begin on the first day of October in each year and shall end on the last day of September, in each year, provided, however, that the Trustees may from time to time change the fiscal year.

ARTICLE VIII

Seal

The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

Waivers of Notice

Whenever any notice whatsoever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  A notice shall be deemed to have been telegraphed or cabled for the purpose of these By-laws when it has been delivered to a representative of any telegraph or cable company with instruction that it be telegraphed or cabled.

ARTICLE X

Custodian

Section 1.  Appointment and Duties.  The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least five million dollars ($5,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-laws and the 1940 Act:

(1)           to hold the securities owned by the Trust and deliver the same upon written order;

(2)           to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(3)           to disburse such funds upon orders or vouchers;

(4)           if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)           if authorized to do so by the Trustees, to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian.  If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least five million dollars ($5,000,000).

Section 2.  Central Certificate System.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian.

Section 3.  Acceptance of Receipts in Lieu of Certificates.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

ARTICLE XI

Sale of Shares of the Trust

The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares.  The Shares, including additional Shares which may have been purchased by the Trust (herein sometimes referred to as “treasury shares”), may not be sold at less than the net asset value thereof determined by or on behalf of the Trustees as of a time within forty-eight (48) hours, excluding Sundays and holidays, next preceding the time of such determination, except (1) in connection with an offering to the holders of Shares; (2) with the consent of a majority of the holders of Shares; (3) upon conversion of a convertible security in accordance with its terms; (4) upon the exercise of any warrant issued in accordance with the provisions of Section 18(d) of the 1940 Act; or (5) under such other circumstances as the Commission may permit by rules and regulations or orders for the protection of investors.

No Shares need be offered to existing Shareholders before being offered to others.  No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees.  In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

ARTICLE XII

Dividends and Distributions

Section 1.  Distributions to Shareholders.  The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper.  Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper.  Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine.  The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the

Trust or to meet obligations of the Trust, or as they may be deemed desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.  The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is net profits, surplus, capital or assets shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against assets and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 2.  Dividend Reinvestment Plans.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

Section 3.  Stock Dividends.  Anything in these By-laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a “stock dividend” out of either authorized but unissued Shares or treasury shares of the Trust or both.

ARTICLE XIII

Amendments

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-laws, a vote of the Shareholders.

ARTICLE XIV

Miscellaneous

The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration, but this requirement shall not prevent the charging of customary transfer agent fees.

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